                                                                     EXHIBIT 3.1
                            ARTICLES OF INCORPORATION
                                       OF
                        CONTINENTAL INVESTORS LIFE, INC.

         We, the undersigned incorporators, hereby associate ourselves together to form and establish a corporation for profit under the general incorporation laws of the State of Colorado.

                                   ARTICLE I

         The name of the corporation shall be CONTINENTAL INVESTORS LIFE, INC.

                                   ARTICLE II

         The objects and purposes for which this company is formed and incorporated are:

         To purchase, hold, pledge, transfer, sell or otherwise dispose of or deal in, the shares of the capital stock, bonds, debentures, notes or other securities or evidences of indebtedness of any corporation; to receive, collect and dispose of dividends, interests or other income on any such securities held by it; and do any and all acts and things tending to increase the value of said corporation; to issue bonds and secure the same by pledge or deed of trust of or upon any part of such securities or other property held or owned by the company and to sell or pledge such bonds for proper corporate purposes and in the promotion of its corporate business to purchase, receive, hold and dispose of any securities of any person or corporation, whether such securities shall be bonds, mortgages, debentures, notes, shares of capital stock or otherwise, and in respect to any such securities, to exercise any and all rights and privileges of ownership thereof; to borrow and lend money and negotiate loans to draw, accept, endorse, buy and sell promissory notes, bonds, stocks, debentures, coupons and other securities; to issue, subscribe for, take, acquire, hold, sell, exchange and deal in shares, stocks, bonds, obligations, and securities of any government, authority, or company; to form, promote, subsidize and assist companies, syndicates or partnerships of all kinds, and to finance and refinance the same.

         To engage in any lawful at or activity for which corporations may be organized under the General Corporation Law of Colorado.

                                  ARTICLE III

         The aggregate number of shares which the corporation shall have authority to issue is 1,000,000 shares of common stock of $1.00 par value.

                                   ARTICLE IV

         The term of existence of the corporation shall be perpetual.

                                   ARTICLE V

         The business and affairs of the corporation shall be under the control and management of a Board of Directors consisting of not less than five (5) members and not more than nine (9) members, the number to be fixed by the by-laws of the company, and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors shall be elected, are as follows:

NAME                             ADDRESS
----                             -------
Dr. Bruce Holman                 3401 East Kentucky Avenue
                                 Denver, Colorado 80209

Stanford E. Ernest               3280 Dartmouth Avenue
                                 Boulder, Colorado 80302

Max P. Osborn                    2445 Vance
                                 Lakewood Colorado 80215

Howard M. Jeffries               7720 South Race
                                 Littleton, Colorado 80122

George A. Powell                 6601 South Marion Court
                                 Littleton, Colorado 80121

Thomas J. Murphy                 3361 South Ulster Court
                                 Denver, Colorado 80321

James F. Martin                  1216 Pierce, No. A-13
                                 Lakewood, Colorado 80215

                                   ARTICLE VI

         Cumulative voting shall be allowed at any stockholders' meeting of the corporation.

                                  ARTICLE VII

         Shareholders shall not have a pre-emptive right to subscribe for additional shares of the corporation, issued from time to time by the corporation.

                                  ARTICLE VIII

         The Board of Directors shall have power to enact, alter, amend and repeal the by-laws of the corporation not inconsistent with the laws of the State of Colorado and these Articles of Incorporation as it may deem best for the management of the corporation.

                                   ARTICLE IX

The name and address of each incorporator is:

NAME                             ADDRESS
----                             -------
Dr. Bruce Holman                 3401 East Kentucky Avenue
                                 Denver, Colorado 80209

Stanford E. Ernest               3280 Dartmouth Avenue
                                 Boulder, Colorado 80302

Max P. Osborn                    2445 Vance
                                 Lakewood Colorado 80215

                                   ARTICLE X

The registered office shall be 6601 South Marion Street, Littleton, CO 80121. The registered agent shall be George A. Powell.
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Howard M. Jeffries               7720 South Race
                                 Littleton, Colorado 80122

George A. Powell                 6601 South Marion Court
                                 Littleton, Colorado 80121

Thomas J. Murphy                 3361 South Ulster Court
                                 Denver, Colorado 80321

James F. Martin                  1216 Pierce, No. A-13
                                 Lakewood, Colorado 80215

         IN TESTIMONY WHEREOF, we have hereunto set our hands this the 8th day of November, 1977.

/s/ THOMAS J. MURPHY             /s/ HOWARD M. JEFFRIES
----------------------           ----------------------
/s/ STANFORD E. ERNEST           /s/ GEORGE A. POWELL
----------------------           ----------------------
/s/ BRUCE HOLMAN                 /s/ MAX P. OSBORN
----------------------           ----------------------
                                 /s/ JAMES F. MARTIN
----------------------           ----------------------

THE STATE OF COLORADO

CITY AND COUNTY OF DENVER

         I, Jim L. Fine, a Notary Public, hereby certify that on the 8th day of November, 1977, personally appeared before me, Dr. Bruce Holman, Stanford E. Ernest, Max P. Osborn, Howard M. Jeffries, George A. Powell, Thomas J. Murphy and James F. Martin, who, being by me first duly sworn, serverally declared that they are the same persons who signed the foregoing document as incorporators, and that the statements therein contained are true.

         In witness whereof, I have hereunto set my hand and seal this the 8th day of November, 1977.

                                                                 /s/ Jim L. Fine
                                                                 ---------------
                                                                 Notary Public

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                        CONTINENTAL INVESTORS LIFE, INC.

         Pursuant to the provisions of the Colorado Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

         FIRST: The name of the corporation is Continental Investors Life, Inc.

         SECOND: The following amendments of the Articles of Incorporation were adopted by the shareholders of the corporation on May 31, 1988, in the manner prescribed by the Colorado Corporation Act:

         A.     Article I is amended to be and read as follows:

                "The name of the corporation is Citizens, Inc.

         B.     Article III is amended to be and read as follows:

                "The authorized capital stock of the corporation is 21,000,000 shares of common stock divided into two (2) classes:

                A. 20,000,000 shares of Class A common stock of no par value per share; and

                B. 1,000,000 shares of Class B common stock of no par value per share.

                Cumulative voting shall be denied as to each class and no shareholder of either class shall have any preemptive right to acquire any share of stock to be issued by the corporation.

                The Class A common stock and the Class B common stock shall be equal in all respects, except that:

                1. The cash dividends paid upon each share of Class A common stock shall be twice the cash dividends paid on each share of Class B common stock.

                2. The holders of the Class B common stock shall have the exclusive right to elect a simple majority of the members of the Board of Directors of the company; and the holders of Class A common stock shall have the exclusive right to elect the remaining Directors.

         C.     Article X is amended to be and read as follows:

                "The registered office of the corporation is 1600 Broadway, Denver, Colorado 80202 and the registered agent of the corporation is The Corporation Company."

         THIRD: The number of shares of the corporation outstanding at the time of such adoption was 1,320,623, and the number of shares entitled to vote thereon was 1,320,623.

         FOURTH: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

                                                 Number of
             Class                                 Shares
             -----                               ---------

                             NONE

         FIFTH: The number of shares voted for such amendment was 992,877, and the number of shares voted against such amendment was 2,718.

         SIXTH: The number of shares of each class entitled to vote thereon as a class voted for and against such amendment, respectively, was:

                                             Number of Shares Voted
                                          -----------------------------
             Class                        For                   Against
             -----                        ---                   -------
                             NONE

         SEVENTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

                         No change

         EIGHTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment are as follows:

         Capital may be increased by issuance of additional shares.

         DATED June 30, 1988.

ATTEST:                                     CONTINENTAL INVESTORS LIFE, INC.
/s/ JAMES C. MOTT                       By: /S/ HAROLD E. RILEY
---------------------------------           ---------------------------------
Secretary                                   President


ARTICLES OF AMENDMENT-               Page 2

STATE OF TEXAS           Section
                         Section
COUNTY OF DALLAS         Section

         The foregoing instrument was acknowledged before me this 30th day of June, 1988, by Harold Riley, president of Continental Investors Life, Inc.

         Witness my hand and official seal.

[S E A L]                                          /S/ FRANK G. NEWMAN
                                                   ----------------------------
                                                   Notary Public in and for the
                                                   State of Texas

                                                   Name: Frank G. Newman
                                                         ----------------------
                                                                 (print)
My Commission Expires:

January 31, 1989


ARTICLES OF AMENDMENT-               Page 3

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                                 CITIZENS, INC.

         Pursuant to the provisions of the Colorado Corporation Code, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

         FIRST: The name of the Corporation is Citizens, Inc..

         SECOND: The following amendments to the Articles of Incorporation, as amended, were adopted by the stockholders of the Corporation on June 1, 1993, in the manner prescribed by the Colorado Corporation Code. The number of shares voted for the amendments was sufficient for approval.

1.       Article III is amended to read as follows:

                                   ARTICLE III

         The authorized capital stock of the Corporation is Fifty One Million (51,000,000) shares of common stock divided into two (2) classes:

         A. Fifty Million (50,000,000) shares of Class A Common Stock of no par value per share; and

         B. One Million (1,000,000) shares of Class B Common Stock of no par value per share.

         Cumulative voting shall be denied as to each class and no shareholder of either class shall have any pre-emptive right to acquire any share of stock to be issued by the Corporation.

         The Class A Common Stock and the Class B Common Stock shall be equal in all respects, except that:

         1. The cash dividends paid upon each share of Class A Common Stock shall be twice the cash dividends paid on each share of Class B Common Stock.

         2. The holders of the Class B Common Stock shall have the exclusive right to elect a simple majority of the members of the Board of Directors of the Corporation; and the holders of Class A Common Stock shall have the exclusive right to elect the remaining Directors.

2.       Article VI shall be stricken.

3.       A new Article Xl shall be added and shall read as follows:

                                   ARTICLE XI

                No director shall be liable to the Corporation or any shareholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director (a) shall be liable under C.R.S. Section 7-5-114 or any amendment thereto or successor provision thereto; (b) shall have breached the director's duty of loyalty to the Corporation or its shareholders; (c) shall not have acted in good faith or, in failing to act, shall not have acted in good faith; (d) shall have acted or failed to act in a manner involving intentional misconduct or a knowing violation of law; or (e) shall have derived an improper personal benefit. Neither the amendment nor repeal of this Article, nor the adoption of any provision in the Articles of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect to any matter occurring prior to such amendment, repeal or adoption of an inconsistent provision. This Article shall apply to the full extent now permitted by Colorado law or as may be permitted in the future by changes or enactments in Colorado law, including without limitation C.R.S. Section 7-2-102 and/or C.R.S.
         Section 7-3-101.

4.       A new Article XII shall be added and shall read as follows:

                                   ARTICLE XII

                When, with respect to any action to be taken by shareholders of the Corporation, the Colorado Corporation Code requires the affirmative vote of the holders of two-thirds of the outstanding shares entitled to vote thereon, or of any class or series, such action may be taken by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote on such action, unless any class of shares is entitled to vote thereon as a class, in which event the proposed action may be taken upon receiving the affirmative vote of the holders of a majority of the shares of each class of shares entitled to vote thereon as a class and of the total shares entitled to vote thereon.

         THIRD: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

         None.

         FOURTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment are as follows:

         None.

Dated: June 5, 1993                                  CITIZENS, INC.

                                            By: /s/  HAROLD E. RILEY
                                                -------------------------------
                                                     Harold E. Riley, President

                                        Attest: /s/  MARK A. OLIVER
                                                -------------------------------
                                                     Mark A. Oliver, Secretary

(Corporate Seal)

STATE OF TEXAS    )
                  )SS.
COUNTY OF TRAVIS  )

      The foregoing instrument was acknowledged before me this 5th day of June, 1993 by Harold E. Riley and Mark A. Oliver, President and Secretary, respectively, of Citizens, Inc., a Colorado corporation, on behalf of the Corporation and verified by each person on behalf of the Corporation, under penalties of perjury, that the foregoing instrument is the Corporation's deed and act and that the facts stated therein are true.

      Witness my hand and official seal.

      My commission expires:

             12-29-96
      ----------------------

(Notary seal)
                                                        /s/ JAMES C. MOTT
                                                        -----------------------
                                                        Notary Public

                                                        P.O. Box 149151
                                                        -----------------------
                                                        Address

                                                        Austin, Tx 78714-9151
                                                       -----------------------